UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2023

BM Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38633	82-3410369
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 King of Prussia Road, Suite 650 Wayne, Pennsylvania	19087
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (877) 327-9515

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	BMTX	NYSE American LLC
Warrants to purchase Class A Common Stock	BMTX-WT	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17CFR § 230.405) or 12b-2 of the Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Board Member

On July 11, 2023, A.J. Dunklau resigned as a director of BM Technologies, Inc. (the “Company”) and as a member of each committee of the Company’s Board of Directors (the “Board”) on which he served, effectively immediately, to pursue an employment opportunity. Mr. Dunklau’s resignation is not the result of any dispute or disagreement with the Company on any matters relating to the Company’s operations, policies, or practices, including accounting principles or practices.

Appointment of Board Member

On July 11, 2023, the Board appointed Michael Pavone to serve as a Board member until the Company’s next annual meeting of shareholders. Mr. Pavone was appointed to fill a vacancy on the Board that resulted from the resignation of director A.J. Dunklau.

In connection therewith and effective immediately, Mr. Pavone was appointed to the Board’s Compensation Committee, and director Brent Hurley was reassigned from the Board’s Compensation Committee to the Board’s Audit Committee.

There are no arrangements or understandings between Mr. Pavone and other persons pursuant to which he was selected as a director. The Board’s Nominating and Corporate Governance Committee determined Mr. Pavone to be independent for purposes of NYSE American listing standards. Mr. Pavone has not engaged in any transaction with the Company that would be reportable as a related party transaction under Item 404(a) of Securities and Exchange Commission Regulation S-K.

Mr. Pavone will participate in the current director’s compensation arrangements generally applicable to the Company’s non-employee directors as described in the Company’s Proxy Statement filed in connection with the 2023 Annual Meeting of Shareholders.

Mr. Pavone has been President and CEO of the Pavone Marketing Group, Inc., the parent of several marketing, branding, advertising, and analytics companies, including Pavone LLC, quench LLC, Varsity LLC, and WildFig Data LLC, for over 30 years. Mr. Pavone has served as: President and CEO of Vigor, a niche branding and marketing agency focused on the restaurant and hospitality industries since 2021; President and CEO of Eastwest Marketing Group, a shopper marketing/point of sale design agency, since 2021; CEO of WildFig Data, a data analytics consultancy, since 2015; President and CEO of quench agency, a full- service advertising agency focused on CPG - Food and Beverage brands, since 2014; CEO of Varsity, a full-service advertising agency focusing on senior living and senior health market, since 2007; and President and CEO of Pavone, a full-service advertising agency working across the financials services, government, and healthcare spectrum, since 1992.

The Board believes that Mr. Pavone is qualified to serve on the Board based on his digital marketing and innovative branding experience, as well as his extensive industry contacts.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BM Technologies, Inc.

Dated: July 17, 2023	By:	/s/ James Dullinger
James Dullinger
Chief Financial Officer